Exhibit 5

                      OPINION AND CONSENT OF LEGAL COUNSEL

                             The Business Law Group
                                Attorneys at Law
                         255 S. Orange Ave., Suite 1201
                                Orlando, FL 32801

November 9, 2005

Board of Directors
EPIC Media, Inc.
9756 Charleville Blvd.
Beverly Hills, CA 90212

Gentlemen:

We have acted as special securities counsel to EPIC Media, Inc. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 200,000 shares of the Company's common stock, no par value per share (the "Shares") issuable pursuant to the Consulting Agreement between EPIC Media, Inc., and J. Bennett Grocock dated as of November 9, 2005 (the "Agreement"), attached as exhibit to the Registration Statement for which this opinion is provided. As such, we have examined the Registration Statement and such other documents of the Company, as we deemed appropriate under the circumstances.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Agreement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the firm, once issued pursuant to the Agreement as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

Very truly yours,


/s/ THE BUSINESS LAW GROUP

Consent:

We consent to the use of our opinion dated November 9, 2005, as an exhibit to the Registration Statement of Epic Media, Inc., and to the reference to our firm in the Registration Statement.

/s/ THE BUSINESS LAW GROUP


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